FIRST EAGLE GLOBAL CAYMAN FUND, LTD.

FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

FIRST EAGLE U.S. VALUE CAYMAN FUND, LTD.

FIRST EAGLE GOLD CAYMAN FUND, LTD.

FIRST EAGLE ABSOLUTE RETURN FUND, LTD.

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Suzan Afifi, who may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements and related amendments, post-effective amendments and exhibits with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of the First Eagle Funds and reference in the course of the same to any or all of the funds listed in the heading to this power of attorney.

                                              /s/ Glenn Mitchell

Name:                                    Glenn Mitchell

Title: Director

Date: April 23, 2014

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.

FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

FIRST EAGLE U.S. VALUE CAYMAN FUND, LTD.

FIRST EAGLE GOLD CAYMAN FUND, LTD.

FIRST EAGLE ABSOLUTE RETURN FUND, LTD.

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Suzan Afifi, who may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements and related amendments, post-effective amendments and exhibits with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of the First Eagle Funds and reference in the course of the same to any or all of the funds listed in the heading to this power of attorney.

                                              /s/ Peter Huber

Name:                                      Peter Huber

Title: Director

Date: April 23, 2014